QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.15

Consolidation Agreement

        This Agreement, dated as of December 30, 2002 by and between Wireless Billing Systems d.b.a. Primal Billing Solutions ("PBS") and Metrocall, Inc. ("MCLL"), hereinafter known as the "Consolidation Agreement." This Consolidation Agreement replaces any former Consolidation or Program Agreements.

        WHEREAS, the parties entered into a Master Software License Agreement dated July 20, 1992, and its related Exhibits (the "License") which are made a part hereof, for the use of PBS's CRM System Software;

        WHEREAS, the parties entered into an assignment of the License Agreement on February 3, 1999 from Subscriber Computing, Inc., the predecessor to PBS and original party to the License Agreement, to PBS.

        WHEREAS, MCLL desires to consolidate its operations onto a single baseline paging and wireless messaging billing system, titled, Communications Resource Manager ("CRM") system as defined in Exhibit A, and have access to certain aspects of the CRM system to be able to provide effective use of CRM for all of its operations;

        WHEREAS, MCLL desires during the term of this Agreement to upgrade from CRM to PBS's Connect CCB® billing system and add PBS's Connect RTR™ and Connect EBP&P™ software products (as defined in Exhibit B, and along with CRM, collectively referred to as the "Programs") to this Agreement and the License Agreement;

        WHEREAS, PBS desires to implement the upgrade to PBS's Connect CCB® billing system and provide MCLL with the services, limited access and expanded License to accomplish such program;

        WHEREAS, PBS has converted and updated several MCLL properties and locations to CRM and has plans to continue such conversions and updates, as requested by MCLL;

        NOW THEREFORE, in consideration of the promises, as well as the obligations made and undertaken herein, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

TERM OF PROGRAM AGREEMENT

        1.1  Subject to its right of termination pursuant to the License or this Agreement, MCLL will, for the term of three (3) years from December 31, 2002 (the "Initial Term"), continue to use PBS's services and PBS's Programs or their successors (at a License Fee defined in Section 4), as the billing, rating, and EBP&P systems for MCLL Paging Properties under the terms of the License, except as modified herein, provided however, that in the event of a conflict between the terms of this Consolidation Agreement and the License, the terms of this Consolidation Agreement shall prevail. All other terms in the License shall remain in full force and effect. Following the expiration of the Initial Term, during which MCLL will continue to license PBS's Programs, this Consolidation Agreement shall continue in full force and effect until it is terminated by either party upon not less than six (6) months prior written notice. For the purposes of application of the License, the "Programs" and "Custom Software" as defined herein shall constitute "Programs" under the License.

GRANT OF LICENSE

        2.1  PBS grants to MCLL a license (under the terms and conditions of the License and this Consolidation Agreement) to use the Programs and the Documentation for the Programs, including without limitation timely and appropriate open access to any available documentation for the proprietary CRM database licensed to MCLL, including file structures, data elements, PBS's information regarding the relationships between data elements within the CRM (collectively referred to as "File Layouts"), and other such documentation, information or intellectual property as reasonably necessary or appropriate in connection with MCLL's use of the Programs or as otherwise mutually agreed upon by MCLL and PBS. The license granted hereunder shall extend to customers of MCLL and their respective end-users, subject to Section 2.3 hereof.

        2.2  PBS grants to MCLL the License (under the terms and conditions of the License) to use copies of Connect CCB, Connect RTR, and Connect EBP&P, in object code in executable form only, solely at the location(s) specified in the License or any supplements thereto with respect to such Program for MCLL's data processing needs, (ii) to use copies of the Documentation solely for use in connection with the use of the Programs authorized hereunder and in the License, and (iii) to use Connect RTR and Connect EBP&P only in connection with Connect CCB.

        2.3  Subject to the terms and conditions of this Agreement and the License, and specifically Sections 13.4 and 13.6, Primal grants to Metrocall, the non-exclusive, non-sub-licensable, non-transferable right to bundle the Programs with its current software or services offerings and use the bundled Programs to provide managed data processing services to MCLL's customers and such customers' end users (hereinafter, MCLL's customers and such customers end users shall be referred to collectively as "MCLL Customers") on a service bureau basis. For purposes of clarification, this limited license specifically prohibits Metrocall from (i) reselling or otherwise sublicensing the Programs to any third party, (ii) engaging in any OEM transactions with respect to any portion of the Programs, and (iii) modifying any item that is subject to the Intellectual Property Rights of Primal or making any use of such Intellectual Property Rights beyond the scope of the limited license granted herein.

TITLE TO MATERIALS

        3.1  All rights, title and interest in and to the Programs, File Layouts and API's, including the media on which the same is furnished, is and shall remain with PBS. MCLL acknowledges that no rights, title, or interest in or to the File Layouts, API's or Programs is granted under this Consolidation Agreement and no such assertion shall be made by MCLL. MCLL is granted only limited rights to use and have access to the Programs, Documentation, and information concerning the File Layouts, API's and Programs as set forth herein.

        3.2  All rights, title and interest in and to any modifications, improvements, enhancements or maintenance modifications ("Modifications") made by PBS to the Programs shall be and remain with PBS. MCLL shall treat all such modifications in accordance with the terms of this Consolidation Agreement and the License.

        3.3  PBS will obtain no rights to, nor assert no rights in, any MCLL data or any MCLL Customer data, processed by the Programs or by any modification thereto, which shall constitute Confidential Information of MCLL for the purposes of this Consolidation Agreement and the License.

FEE

        4.1    Base License Fee.    In consideration of the License and services granted hereunder and other support to be provided by PBS as set forth herein, MCLL shall pay PBS a minimum annual Base License Fee of $2,004,800 (2,800,000 subscriber units × 0.1790 quarterly per unit rate), or $167,066.67 per month "Monthly Base Fee," plus an Incremental License Fee as defined in Section 4.2. Should the number of subscribers exceed 5,000,000, the minimum annual Base License Fee and associated Monthly Base Fee shall be adjusted according to Schedule 4.3. The Base License Fee is due and payable in advance of the first day of each month.

        In addition to the already-installed DOS/Windows CRM, PBS will provide to MCLL during the term of the Consolidation Agreement, when requested by MCLL, the following additional Programs and Services:

  (1)
  License upgrades to the DOS/Windows version of CRM, including version 6.5x, as defined in Exhibit A;

  (2)
  The following proprietary software Programs:

    •
    Connect CCB, a CRM upgrade running under the UNIX Operating System, as defined in Exhibit B

    •
    Connect CCB, a CRM upgrade running under the Window NT Operating System, as defined in Exhibit B

    •
    Connect RTR (Real Time Rater) to capture and report usage for two-way billing (restricted to use with Connect CCB only), as defined in Exhibit B

    •
    Connect EBP&P, an Electronic Bill Presentment and Payment system (restricted to use with Connect CCB only), as defined in Exhibit B;

  (3)
  Customer Support per Section 5.3.

        Excluded are the following Products and Services:

  (1)
  The license fees and maintenance fees for third-party software associated with and required for PBS's Programs, as defined in Exhibit D. PBS represents and warrants that the third party software set forth in Exhibit D is the only third party software required for the operation of the Programs in accordance with their Documentation; before requiring MCLL to pay for additional third party software in connection with MCLL's use of the Programs, PBS will obtain the prior written consent of MCLL. The terms and conditions of these licenses are in accordance with the Master Software License Agreement; and the terms and conditions dictated by the third-party providers.

  (2)
  Professional services, travel and expenses to implement the Primal Programs and third-party software, subject to pre-approval by MCLL and compliance with Section 5.8.

  (3)
  Custom Software, as defined in Section 6, if developed outside the skill-set and scope of the Dedicated Team.

        4.2    Incremental License Fee (Quarterly "True Up")    During the term of the agreement. MCLL may add subscriber units to the Programs (specifically CRM or ConnectCCB) in excess of 2,800,000 units. If the number of units exceeds 2,800,000 using the method specified in section 4.6, MCLL shall pay an Incremental License Fee according to Schedule 4.2, using the following formula:

        Incremental License Fee = (Quarterly Per Unit Rate in Schedule 4.2 times Actual Unit Count defined in Section 4.6) minus (Monthly Base Fee times 3.)

        Schedule 4.2, Subscriber Unit Volume Rate, Quarterly Incremental Per Unit

Begin Range	End Range	Quarterly Per Unit Rate
0	2,800,000	Included in Annual Fee Section 4.1
2,800,000	3,000,000	0.1790
3,000,001	3,500,000	0.1715
3,500,001	4,000,000	0.1640
4,000,001	4,500,000	0.1565
4,500,001	5,000,000	0.1490
5,000,001	Unlimited	0.1415

        The Incremental License Fee is due and payable net thirty (30) days from invoice.

        Example 1.    In the second month of a fiscal quarter, AIRCNT determines all three sites have a combined unit count of 4,200,000 active subscribers on billing. Using the formula, the total license fee for the quarter would be $657,300.00 (4,200,000 units × .1565). The Incremental License Fee due would be $156,100 ($657,300 - [167,066.67 × 3]).

        4.3    Base License Fee Calculation    During the term of the Agreement, MCLL may increase the number of subscriber units. Should the unit count remain below 5,000,000 subscriber units, the Monthly Base Fee shall remain $167,066.67. As determined according to Section 4.6, if the number of subscriber units exceed 5,000,000 at the end of the quarter, the Monthly Base Fee shall be increased and paid according to Schedule 4.3 beginning the first month of the following quarter according to the payment terms in Section 4.1.

        Schedule 4.3, Monthly Base Fee Adjustment

Begin Range	End Range	Annual Base Fee	Monthly Base Fee
0	5,000,000	$2,004,800	$167,066.67
5,000,001	6,000,000	2,830,000	235,833.33
6,000,001	7,000,000	3,396,000	283,000.00
7,000,001	8,000,000	3,962,000	330,166.67
8,000,001	9,000,000	4,528,000	377,333.33
9,000,001	10,000,000	5,094,000	424,500.00
10,000,001	11,000,000	5,660,000	471,666.67
11,000,001	12,000,000	6,226,000	518,833.33
12,000,001	Unlimited	6,792,000	566,000.00

        Example 2.    Same assumptions as Example 1, except the unit count is 11,500,000 subscriber units. The new monthly Base Fee would be $518,833.33 according to Schedule 4.3. Additionally, using the formula defined in Section 4.2, the total license fee for the quarter would be $1,627,250.00 (11,500,000 units × .1415). The Incremental License Fee would be $1,126,050 ($1,627,250 - [167,066.67 × 3]).

        4.4    Credits Not Applied    Amounts paid to PBS hereunder shall not be applied toward or credited against amounts owed to PBS under any other Agreement between the parties.

        4.5    Taxes    The Fees specified herein are exclusive of any federal, state or local excise, sales, use and similar taxes assessed or imposed with respect to the Programs licensed and Services provided hereunder on behalf of MCLL. MCLL shall pay any such amounts upon request of PBS accompanied by evidence of imposition of such taxes.

        4.6    Calculating Number of Units    The actual number of units on the system (active units) used herein shall be defined as Unique Subscriber Units found concurrently in three CRM/Connect CCB files, EQUIP.DAT, PHONE.DAT and BILLING.DAT. Should subsequent releases of CRM/Connect CCB rename any of these file names, the new file names shall be used to calculate active number of units on the system. Primal has developed and delivered the process (AIRCNT) to measure the number of units. PBS may direct MCLL to execute AIRCNT in the second month of each fiscal quarter, if the number of estimated subscriber units approaches or exceeds 2,800,000.

DEDICATED SUPPORT

        5.1    Minimum Number of Team Members.    The composition, skill set, titles and minimum quantity of members on the Dedicated Team are shown in Table 5.1. The services of these staff members are included in the Dedicated Team Fee amount.

        Table 5.1—Composition of the Dedicated Team

Title	2003 Minimum	2004 Minimum	2005 Minimum
Program/Project Manager	1	1	1
Technical Personnel (Developer)	9	7	5
Quality Assurance Specialist	1	1	1

        5.2    Dedicated Team Fee.    The number of Dedicated Team personnel will remain at eleven for the duration of the Agreement. Metrocall will have the option, at its sole discretion, to reduce the size of the dedicated team, however, this option can only be exercised by Metrocall in the event that the number of subscribers utilizing the "Programs" who are not one-way or two-way paging subscribers is less than 20,000 on October 1, 2003, and less than 50,000 on October 1, 2004. For purposes of clarity, the maximum reduction in number of Dedicated Team members in calendar year 2004 is two (2), and in 2005 is two (2). Metrocall must direct PBS, in writing, according to Table 5.2.1 if Metrocall wishes to exercise the option to reduce the size of the Dedicated Team.

        Table 5.2.1—Notification Schedule

Calendar Year	Notification
2003	NA
2004	October 1, 2003
2005	October 1, 2004

        Should Metrocall reduce the number of Dedicated Team members per Table 5.2.1, the fee shall be according to Table 5.2.2. The Dedicated Team Fee is due and payable in advance on the first day of each month.

        Table 5.2.2—Dedicated Team Monthly Billing Rate

Number of Dedicated Team	2003 Monthly Rate	2004 Monthly Rate	2005 Monthly Rate
11	$160,415	$164,425	$168,536
10	NA	156,093	160,203
9	NA	147,759	151,870
8	NA	NA	145,537
7	NA	NA	135,203

        5.3    Customer Support.    Customer Support shall be provided through PBS's help desk facility. The level and quality of customer Support shall adhere to the service level standards specified in Exhibit E, Service Level Agreement (SLA). In addition to normal day shift responsibilities, at least one member of the Dedicated Team will be on-call to provide off-hour, emergency support (major operations crisis) weeknights and weekends on a rotating timetable. All compensation and expenses for this support from the Dedicated Team is included in the Dedicated Team Fee.

        5.4    Adding Staff.    MCLL shall have the option of supplementing the existing Dedicated Team with additional staff defined in section 5.1 or other technical specialists or administrative personnel. Within sixty (60) days of written notice to proceed, PBS shall internally or externally recruit and fulfill with qualified personnel and make their services available to MCLL, and as mutually agreed by MCLL and PBS, such personnel will be billable following a 30-day training period. Added personnel shall be assigned to the Dedicated Team for a minimum of nine months and shall be billed at PBS's then-current monthly billing rate.

        5.5    On-Call Duty.    Each Dedicated Team member shall carry a pager provided by PBS during normal business hours. In contrast to emergency support specified in Exhibit E, Service Level Agreement (SLA), MCLL may request off-hour, overtime availability of the Dedicated Team to expedite or accelerate non-emergency, project deliverables, as mutually agreeable between the parties. Any hours worked which exceed eight (8) hours per day and five (5) days per week for each or any of its Dedicated Team will be billable at $150/hour.

        5.6    Staff Changes.    Periodically during the term of this Consolidation Agreement, MCLL or PBS may supplant individuals on the Dedicated Team. MCLL shall have the right to request a change in the person assigned to the Dedicated Team if, in MCLL's reasonable determination, such Dedicated Team member is not performing satisfactorily. Staff changes will be handled using the process below:

  (1)
  MCLL gives PBS written notice articulating the reasons why such a change is being requested;

  (2)
  PBS will have a 30-day period to make such Dedicated Person's work satisfactory;

  (3)
  At the end of that 30-day period, unless MCLL has an objection, such Dedicated Person will stay in place;

  (4)
  In the event such Person's work after 30 days is still deemed unsatisfactory by MCLL, such Person will be replaced. At the discretion of PBS, the replacement personnel shall be recruited from internal or external sources, and there shall be an abatement of the portion of the Dedicated Team Fees associated with this Dedicated Team member until PBS provides a suitable replacement.

        From time to time, PBS shall have the option of replacing members of the Dedicated Team with qualified personnel, using the process described in section 5.3. Reasons for replacing members include employee termination or member's request for career advancement opportunities within PBS.

        5.7    Time-Off Pay for Dedicated Team Members.    MCLL acknowledges and agrees that each Dedicated Person shall be entitled to vacation time and sick leave, all standard PBS-recognized holidays, and personal day(s), and that there shall be no abatement of any Dedicated Team Fees payable for such Dedicated Person during such time. All salaries and benefits for the Dedicated Team will be PBS's obligation. Table 5.7 details PBS's current time-off policy, and will be used for this Agreement, unless otherwise amended:

        Table 5.7—PBS's Current Time-Off Policy (Days Per Year)

Years of Service	Vacation	Sick Leave	Personal Day	Holidays
Up to 5	10	6	1	9
5 to 9	15	6	1	9
10 or More	20	6	1	9

        5.8    Billable Travel Expenses.    All travel expenses incurred by PBS under this Consolidation Agreement shall be pre-approved and reimbursable by MCLL, to PBS in accordance with PBS's current Travel and Expense Policies, attached as Exhibit F. These expenses will be consistent with MCLL's existing or modified Travel and Expense Policies, and be reasonably and adequately documented.

CUSTOM SOFTWARE

        6.1    Requests for Custom Software.    All requests for custom software shall be made and incorporated into this Agreement as Work Order Addendum's. Unless otherwise specified in Exhibit G, Work Order Addendum, the terms and conditions of the Consolidated Agreement shall prevail.

        6.2    Dedicated Team Skills.    The Fee in Section 4.1(2) includes several PBS Programs. MCLL may request modifications to these Programs, and if such modifications can be accomplished using the existing skill-set of the Dedicated Team, PBS will modify the Programs using the Dedicated Team. But if (1) the modifications require skills outside the Dedicated Team, or (2) the maintenance of such Programs require skills outside the Dedicated Team, such Custom Software's scope of work, implementation schedule and fees are excluded from the Fees in Section 4 and will be executed according to Table 6.3, Project Process for Custom Software.

        6.3    Process for Requesting Custom.    Software to effect projects, features, enhancements, modifications and significant bug fixes outside the scope of the Dedicated Team, PBS and MCLL shall execute these projects using the following process:

        Table 6.3—Project Process for Custom Software

Step	Description	Action Items and Deliverables	Responsible
1	Determine a project need	E-mail or meeting notes or conference call between PBS and MCLL defines the issue and the approximate project scope	MCLL or PBS
2	Provide a preliminary analysis	Develop white paper with statement of work (function point analysis), cost to produce technical specification, rough order-of-magnitude project cost estimate, and project schedule	PBS
3	White paper sign-off	Metrocall agrees to proceed with functional/technical specification	MCLL
4	Develop specification	Detailed functional definition and description of proposed changes to existing software, and impact to MCLL	PBS
5	Technical specification approval	Metrocall agrees to proceed	MCLL
6	PBS Quality Assurance	PBS Quality Assurance receives and, according to existing, established procedures, tests the software module(s)	PBS
7	Pre-Production QA	After PBS QA, but prior to delivery to MCLL, PBS performs a second QA testing process, in the environment described in Section 6.4.	PBS
8	Software delivery	After pre-production QA, software module(s) delivered to MCLL	PBS
9	Project sign-off	Metrocall tests and implements software in test or production environment, and agrees with software acceptance form	MCLL

        6.4    Pre-Production Environment.    During the term of this agreement, MCLL shall designate a mutually acceptable location to install sufficient hardware and supporting software to establish a Pre-production Test Environment which essentially duplicates significant portions of MCLL's production environment in Alexandria. This facility's primary function is to assure MCLL that the Programs released from PBS has been 1) functionally tested and 2) deemed installable and operates as specified in the functional and technical specifications. The cost to procure, install and test this Pre-production Test Environment shall be borne by MCLL. PBS shall integrate this facility into its testing process per Table 6.3.

        6.5    Project Sign-Off/Acceptance of Custom Software.    After PBS delivers updated Custom Software modules from the pre-production process and provides written evidence thereof, MCLL shall begin immediate testing for a period not to exceed sixty (60) days. Such modules shall be deemed accepted when either of the following conditions occur.

  •
  MCLL acknowledges approval and signs the Acceptance Form.

  •
  A period no more than sixty (60) calendar days following Custom Software Delivery, Step 8 from Table 6.3.

        In the event MCLL uncovers anomalies in the Custom Software modules which precludes MCLL from providing formal acceptance, MCLL and Primal will use their best efforts to expeditiously resolve these anomalies and final acceptance will be withheld until the cure is implemented.

        6.6    Project Payment Schedule.    The project process defined in Table 6.3 details the description, action items and deliverables for Custom Software. Progress Payments are detailed in Schedule 6.6 below.

        Schedule 6.6—Progress Payment Schedule

Step from Table 6.3	Deliverable	Payment
3	White paper sign-off. MCLL agrees to proceed with functional/Technical specification.	50% of the cost to produce the technical specification, as specified in the ROM estimate
5	Technical specification approval. MCLL agrees to proceed.	1. Second 50% of the cost to produce the technical specification, but no later than 30 days of its delivery.
2. First 50% of the estimated development costs after the technical specification is approved and MCLL agrees to proceed with development effort.
9	Project sign-off.	Second 50% of the development costs, upon MCLL acceptance, but no later than 60 days from Custom Software delivery. In the event MCLL uncovers anomalies in the Custom Software modules which precludes MCLL from providing formal acceptance, MCLL and Primal will use their best efforts to expeditiously resolve these anomalies and final acceptance will be withheld until the cure is implemented.

MAINTENANCE

        7.1  Custom Software and third-party software implemented prior to the date of this Consolidation Agreement are subject to Maintenance at the rate of $13,621.50 per month.

        7.2  During the term of this Consolidation Agreement, Maintenance Fees shall mean those fees charged specifically for Custom Software at the annual rate of 18% of the Custom Development Fees for such software.

        7.3  The Maintenance fee shall be due and payable in advance of the first day of each month, beginning the first month following Project Sign-off, Section 6.5. For all subsequent months remaining in the Consolidated Agreement, Maintenance fees will be detailed separately and billed concurrently with the Fees in Section 4.

        7.4  Third-party software implemented after the date of this Consolidation Agreement will be subject to maintenance per the terms and conditions defined by the third-party software provider.

CONVERSIONS AND UPGRADES

        8.1  CRM/Connect CCB/Oracle. Upgrading CRM/Connect CCB to Oracle or other database is outside the terms of this Consolidated Agreement.

        8.2  MCLL may acquire other paging and wireless messaging properties and migrate those systems to the Programs. As directed by MCLL, such conversion efforts may be accomplished by the Dedicated Team, whose fees are included in Section 5, Dedicated Team.

        8.3  As directed and pre-approved by MCLL, travel and expenses related to conversions and upgrades are billable per Section 5.8. Such expenses include but are not limited to freight charges to ship servers and documentation to/from MCLL sites, airfare, hotel accommodations, meals, tips, ground transportation, laundry (if more than 5 consecutive days) and telecommunications.

ASSIGNMENT

        9.1  The rights and obligations of either party under this Consolidation Agreement cannot be transferred, assigned, or sublicensed to a third party, without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, and notwithstanding anything else to the contrary contained anywhere in this Consolidation Agreement, that an assignment by either party of its rights and/or obligations hereunder to any third party acquiring such party by merger, takeover, amalgamation, or reorganization with a parent or subsidiary, or acquiring all or substantially all of such party's assets shall not require the written consent of the other party.

TERMINATION

      10.1  The parties hereto shall have the following options to terminate this Consolidation Agreement:

          (1)  Either party may terminate this Consolidation Agreement following a material breach by the other party which breach remains uncured for thirty (30) days after receipt of written notice thereof. Each party rights and obligations shall remain in full force and effect until the effective date of such termination.

          (2)  Either party may terminate the Consolidation Agreement for any reason with 12 months prior written notice to the other. Each party's rights and obligations shall remain in force and effect until the effective date of such termination.

          (3)  Upon any termination or expiration of this Agreement, PBS shall provide MCLL with commercially reasonable assistance in MCLL's transition off of the Programs (presumably to a competitive software product), at MCLL's sole cost and expense. Except in the event of termination by PBS for cause, MCLL shall have a continued right to use the Programs in accordance with this Consolidation Agreement until completion of the transition to a replacement vendor for a period of up to twelve (12) months from the termination or expiration of this Agreement.

ESCROW

      11.1  PBS agrees to make Source Code and Documentation Deposits in accordance with the Escrow Agreement attached hereto as Exhibit H, and incorporated herein by this reference.

SECURITY PRECAUTIONS

      12.1  In addition to the requirements set forth in the License, MCLL and PBS shall implement adequate and effective measure to protect and avoid compromising or improperly utilizing the intellectual property rights of or confidential information relating to the other party's proprietary information. No release or disclosure of either organization's intellectual property rights or confidential information shall be permitted without the express and written consent of an authorized representative of the other party. MCLL will provide to PBS and update promptly as necessary, a list of each person to whom access to the CRM database File Layouts has been given and will ensure that each such person shall have signed an appropriate Non-Disclosure Agreement.

MISCELLANEOUS

      13.1  Except as and to the extent required by law, for a period of five (5) years from the date hereof, MCLL and PBS will not disclose or use, and will direct their representatives and agents not to disclose or use to the detriment of the other party, any "Confidential or Proprietary Information" (as defined below) with respect to MCLL or PBS furnished by either party or their respective representatives and agents at any time or in any manner other than as may be required in connection with the negotiation of the Consolidation Agreement. For this purpose, "Confidential or Proprietary Information" means any information about MCLL or PBS and their intellectual property which is stamped "confidential" or "proprietary" or is identified in writing by the party providing such information as "confidential" or "proprietary," unless (1) such information is already known to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the receiving party or its representatives or agents, or (2) the furnishing or disclosure of such information is required by law or court proceeding. If for any reason the transactions contemplated hereby are not consummated, each party will, upon request by the other party, promptly return to the requesting party's representatives, all records and information received from and concerning the requesting party, without retaining any copies thereof.

      13.2  MCLL and PBS will not attempt to recruit, hire, refer or in any other way intentionally encourage or influence the employees or consultants of the other party to leave their current position of employment without written authorization from the other party, for the term of this Consolidation Agreement, plus one (1) year.

      13.3  MCLL retains the right to use any information which is retained in the unaided memories of its employees (including ideas, concepts or know-how contained in any PBS Confidential Information) in the development, manufacture, marketing, and maintenance of products and services or for any purpose that does not violate MCLL's non-disclosure obligations to PBS or other obligations as set forth in this Consolidation Agreement, nor any PBS patents, trademarks, or copyrights.

      13.4  MCLL agrees that, during the term of this Consolidation Agreement and for a period ending two (2) years after its termination or expiration, except where termination is by MCLL for cause, MCLL will not compete with PBS in the business of licensing, developing and maintaining billing, rating, and presentment software.

      13.5  PBS agrees to waive the right to a transfer fee payment by MCLL to PBS in the event of an assignment, as stated in Section 12 of the License Agreement.

      13.6  MCLL acknowledges that its agreements with MCLL Customers shall contain a disclaimer of liability, reasonably acceptable to PBS, with respect to third party software contained in any MCLL service provided to such customers. In addition, MCLL agrees that its agreements with MCLL Customers shall contain restrictions on use of the Programs and Documentation at least as restrictive as those contained in the License and Consolidation Agreement.

      13.7  PBS hereby represents and warrants that it owns the necessary right, title and interest in and to the Programs and Documentation to grant the licenses granted hereunder and under the License.

      13.8  The parties agree that the terms and conditions of this Consolidation Agreement and all Exhibits hereto, including without limitation the Escrow Agreement, are the result of negotiations between the parties and that shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation of this Agreement. Each party hereto acknowledges that it has had the opportunity to seek and obtain legal counsel in connection with the preparation, execution and delivery of this Agreement, and any election by a party not to seek and obtain legal counsel shall be at its sole risk and liability.

      13.9  MCLL agrees to defend, indemnify, and hold harmless PBS and its affiliates and each of their respective shareholders, directors, officers, successors, and assigns from any and all loss, cost, liability, and expense (including reasonable attorneys' and experts' fees) arising from or relating to (i) any breach by MCLL of this Agreement, or (iii) any claim, action, or demand (a "Claim") related to (a) MCLL's services, including, without limitation, any and all MCLL Customer claims, liabilities, losses, damages, and causes of action relating to any failure by MCLL to provide its services, (b) any representations, claims, or statements by MCLL related to promotion or distribution of MCLL's services, including, without limitation, providing unauthorized representations or warranties to MCLL Customers regarding such services, or (c) the negligence or willful misconduct of MCLL in the performance or nonperformance by MCLL of services for any MCLL Customer.

    13.10  PBS shall have the right upon reasonable notice, at its expense, to direct an independent accounting firm to conduct, during normal business hours on MCLL's premises under MCLL's supervision and without unreasonable disturbance to MCLL's business, an audit of the appropriate records of MCLL to verify (i) the number of copies of the Software in use, (ii) the computer systems on which such copies are installed (iii) the number of Subscribers and (iv) the number of call detail records.

        IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by their duly authorized officers as of the date(s) set forth below.

WIRELESS BILLING SYSTEMS d/b/a PRIMAL METROCALL, INC. BILLING SOLUTIONS

By:	/s/ William Salway	By:	/s/ Robert Pawa
Title:	President, CEO	Title:	Sr. Vice President Information Systems
Date:	1/2/03	Date:	12/30/02

EXHIBIT A

COMMUNICATIONS RESOURCE MANAGER
DOS/WINDOWS VERSION, AS DELIVERED
PRODUCT DESCRIPTION

INVENTORY CONTROL

  •
  Equipment Inventory
  •
  Track Unit Activity
  •
  Interface to Billing
  •
  Security by Group
  •
  Telephone number Inventory
  •
  Freepool of Telephone Numbers

BILLING

  •
  Customer Information
  •
  Recurring Charges
  •
  Immediate Invoice
  •
  Interface to Inventory
  •
  Purchase Orders
  •
  Miscellaneous Charges
  •
  Balance Forward or Open Item

INVOICING

  •
  Prorate Partial Months
  •
  Group Discounts
  •
  Refund Deposits and Final Months
  •
  Quality Discounts
  •
  Finance Charges
  •
  Reports
  •
  Usage Posting

CRM ENHANCEMENTS

  •
  Support for over 1000 simultaneous online users
  •
  Enhanced Cycle Billing with Check Point Re-Start
  •
  PostalSoft Address Verification Interface
  •
  Enhanced API Software Developers Kit
  •
  Enhanced Debt Collections
  •
  CORBA-Compliant Gatekeeper
  •
  Enhanced Lockbox Features
  •
  Automatic Debit/Credit Payment Types
  •
  Track Miscellaneous Inventory
  •
  Customer Data Purge Utilities
  •
  Support Broken Contract
  •
  Enhanced Group Call Conversion and Support

EXHIBIT B

CONNECT CCB
A COMMUNICATIONS RESOURCE MANAGER UPGRADE (PROPOSED)
UNIX/NT VERSIONS
PRODUCT DESCRIPTION

ORDERS PROCESSING

  •
  Multiple transaction per Order
  •
  Reseller access
  •
  Order Tracking and retrieval
  •
  Order Receipts
  •
  Customer Workflow engine
  •
  Separate Oracle Tables
  •
  CSR Credit limits
  •
  Global search
  •
  User Groups

INVENTORY CONTROL

  •
  Equipment Inventory
  •
  Track Unit Activity
  •
  Interface to Billing
  •
  Security by Group
  •
  Telephone number Inventory
  •
  Freepool of Telephone Numbers

BILLING

  •
  Customer Information
  •
  Recurring Charges
  •
  Immediate Invoice
  •
  Interface to Inventory
  •
  Purchase Orders
  •
  Miscellaneous Charges
  •
  Balance Forward or Open Item

OTHER FEATURES

  •
  Custom Branding
  •
  Multi Language Choice
  •
  User Tracking
  •
  Enhanced data field validation

INTERFACES TO OTHER PBS SOFTWARE PRODUCTS

  •
  Electronic Bill Presentment and Payment (EBPP)
  •
  Two-way usage transaction Rating and Processing

EXHIBIT B

CONNECT RTR
REAL TIME RATER
PRODUCT DESCRIPTION

FUNCTION

  •
  Two-Way paging
  •
  Track usage from Glenayre two-way switch
  •
  Enhance, update or change rate plans
  •
  Modify discounts or feature sets

RATING ENGINE

  •
  Rules based engine
  •
  Rates usage based on network events
  •
  Uses Event Based Records (Glenayre two-way CDRs) as input
  •
  Modular design
  •
  Customer-defined tables driven
  •
  Scalable
  •
  Optional batch processing

RATER DATA CLIENT

  •
  User interface
  •
  Thin Client (Microsoft Internet Explorer)
  •
  Maintain and create rate plans

RATING CLIENT

  •
  User interface
  •
  Control rating engine
  •
  Monitor rating engine

EXHIBIT B

CONNECT EBP&P
ELECTRONIC BILL PRESENTMENT AND PAYMENT
PRODUCT DESCRIPTION

FUNCTION

  •
  On-line billing presentment
  •
  Customer access to billing
  •
  Customer payment
  •
  Customer Care support tool

BILL PRESENTMENT

  •
  Thin Client (Microsoft Internet Explorer) user interface
  •
  Internet access (Customers)
  •
  Intranet access (Customer Care reps)
  •
  View current billing and history
  •
  View pending payments
  •
  Download hard copy

BILL PAYMENT

  •
  Thin Client (Microsoft Internet Explorer) user interface
  •
  Internet access (Customers)
  •
  Cybercash interface for credit card payment

SYSTEM ADMINISTRATION

  •
  Account set-up and maintenance
  •
  Password maintenance
  •
  Branding
  •
  Add power users
  •
  System configuration

EXHIBIT C

[INTENTIONALLY LEFT BLANK]

EXHIBIT D

REQUIRED THIRD-PARTY SOFTWARE PRODUCTS
TO SUPPORT
PRIMAL PROGRAMS

        Table C-1 summarizes the third-party software products required to execute Primal Programs as of December 2002..

Table C-1 Third Party Software Products

Third-party Program Name	Vendor	CRM	Connect CCB	Connect RTR	Connect EBP&P
Windows Operating System/DOS (client)	Microsoft	x	x	x	x
Internet Explorer	Microsoft		x	x	x
Pervasive SQL 2000	Pervasive	x	x
Windows NT/2000 OS (server)	Microsoft		NT option		x
UNIX/Solaris Operating System (server)	Sun Microsystems		UNIX option	x	x
RDBMS (Enterprise Edition 8.1.7)	Oracle	Optional	x	x	x
Extend (Silverstream)	Novell		x		x
Relativity ODBC Driver	Liant	Optional	x
ORBIX CORBA Server (v3.01)	Iona	Optional	x		x
Webserver (servlet container)	Apache Tomcat			x

        The items, and associated version numbers, listed above in Table C-1 are subject to change in PBS's sole discretion. PBS agrees to obtain the prior written consent of MCLL before requiring MCLL to change/upgrade, or pay for any additional third-party software costs associated with the change/upgrade. The term Optional means these not required items to operate CRM as of December 2002.

EXHIBIT E

SERVICE LEVEL AGREEMENT

EXHIBIT E

PRIMAL Software Service Levels

1.    SERVICE PRIORITY LEVELS

        PRIMAL will respond to Service Requests based on the following Priority Levels:

PRIORITY	DESCRIPTION	INITIAL RESPONSE	*TARGET TURN- AROUND	*TARGET PERMANENT FIX
1	PRIMAL Software is unusable and the Licensee cannot conduct business; failure of a major process that prevents Licensee from conducting its normal business. (e.g., provide real-time call processing, or run mission critical PRIMAL Software).	1 Hour Elapsed	8 Hours Elapsed	7 Days
2	Severe loss of functionality to a group of users or to a single user running a business-critical operation.	2 Hours Elapsed	48 Hours Elapsed	12 Days
3	Inconvenient situation whereby the PRIMAL Software is usable, but does not provide a function in the most convenient or expeditious manner.	12 Business Hours	Notification within 7 business days regarding intended action	Next Release
4	Minor Software problem that does not prevent Licensee from doing their work.	24 Business Hours	Notification within 12 business days regarding intended action	N/A

2.    SERVICE LEVEL Procedures

        The following process shall be used to address and resolve Service Requests.

        When a fault is suspected, the Licensee must complete a PRIMAL Trouble Report Form ("Service Request", example is provided as Exhibit E) and contact Customer Support via telephone or email. Work will not commence until a complete description of the suspected fault or problem has been received and documented

        Initial Response:    Within the designated Initial Response period, a PRIMAL Customer Service Agent (CSA) will notify Licensee of Trouble Report. As part of the Initial Response, the PRIMAL CSA shall advise Licensee of potential remedies, discuss and mutually agree on the Priority level, and initiate actions to address the Service Request.

        Turn-Around:    Within the designated Turn-Around period, PRIMAL shall notify Licensee of the intended action for a temporary fix or work around. If the resolution for the Turn-Around requires a temporary bug fix or software change, Primal shall provide the code within the Turn-around period. If the Turn-Around requires a work around process or environmental change (hardware, network interface, OS or third party software), Primal shall advise Licensee of the steps to be taken to implement the work-around process. In addition, within the designated Turn-Around Time or as soon as practical thereafter, Primal shall advise Licensee of the intended actions for a Permanent Fix.

        Permanent Fix Within the designated Permanent Fix period, Primal will provide a software patch that corrects the condition that was the cause of the Service Request. If the Permanent Fix requires a changes to Licensee's procedures or environmental change (hardware, network interface, OS or third party software), Primal shall advise Licensee of the steps to be taken to implement the Permanent Fix. (*) The targets listed above are applicable during PRIMAL's normal support hours. Priority 1 Service Requests will be handled in a sequential order unless multiple Priority 1 Service Requests exist on a given day, then Licensee and PRIMAL must agree on the appropriate Level 1 Service Request priorities daily.

        NOTE: While PRIMAL will respond promptly to all Service Requests, it is necessary to prioritize Service Requests to meet all customer needs. The priority of the Service Request will primarily be determined by the direct impact to the daily business operations of the Licensee. The priority will be determined and mutually agreed upon by Licensee and a PRIMAL CSA.

        NOTE: Upon advanced notice by PRIMAL, the customer may be charged PRIMAL's current hourly rates for Non Standard Software Support for certain exclusions such as platform support, problems with Third-Party Software, improper use of the Product and for support of a Release that is more than two versions behind.

3.    Contact PROCEDURE

        During Standard Support Hours, Contact the CSA First Level contact at the PRIMAL Office in Irvine, California. Contact with the PRIMAL support services can be made by telephone, voice-mail, e-mail, facsimile, or other means as agreed upon by PRIMAL and Licensee. For Emergency Support outside of these hours, for Priority 1 and Priority 2 matters, contact shall be made to the designated Primal CSA by means agreed upon by Primal and Licensee.

        Standard Support Hours.    These are the hours that a Licensee may contact their designated support center as identified in the Contact Procedure Section. Standard Support Hours for the California-based office are 6:00 a.m. to 5:00 p.m. Pacific Standard Time (PST), Monday through Friday, excluding PRIMAL holidays, for Service Requests that are Priority 3 and 4 (medium to low priority) Service Requests as identified in Section 1 of this Exhibit.

        Emergency Support.    Priority 1 and 2 (high priority) Service Requests are taken 24 hours a day, 7 days a week, 365 days a year. See Section 1 above for the definition of Priority 1 and Priority 2 Service Requests.

4.    Escalation PROCEDURE

        When a Service Request has missed its Initial Response or Turn-Around target, the escalation levels and contacts are as described as follows:

          Step 1:    If the CSA cannot be reached within one hour or has not responded satisfactorily, contact the Client Support Lead. If no response within half-an-hour, proceed to Step 2.

          Step 2:    Contact the Client Services Manager. If no response within half-an-hour, proceed to Step 3.

          Step 3:    Contact the President of PRIMAL.

EXHIBIT F

CURRENT PBS TRAVEL POLICY AND PRODEDURES

TRAVEL POLICY
AND PROCEDURES

COMPANY GUIDELINES FOR
TRAVEL AND EXPENSE REPORTS

Revised: October 27, 2000

18881 Von Karman Avenue, Suite 500    •    Irvine, California 92612    •    Phone: 949.260.1500

        This policy provides each employee of Primal with the information necessary to answer the basic questions regarding travel and how to expedite expense reports for travel reimbursements.

        Employees are expected to use prudent judgment when making travel plans and they must submit all expense reports within one (1) week of the final travel day with the appropriate documentation attached.

        This travel policy complies with the rules and regulations of the Internal Revenue Service (IRS). Any seemingly onerous provisions herein are not intended to place a hardship on employees, but are for the purpose of maintaining income tax compliance.

GENERAL

        Business travel must be approved in writing by the President of Primal prior to making travel commitments.    The attached Travel Estimate and Authorization form (see Attachment A) is to be used to obtain the necessary approvals.

        All travel arrangements should be made through the administrative support person for your department. Admins are to book all travel arrangements through Baker Travel, unless authorized by the President or CFO to use another source due to cost considerations. Travel arrangements made outside these guidelines will not be reimbursed to the employee.

        For emergency itinerary changes while traveling, contact Baker Travel directly at (800)-797-2239. Baker Travel will immediately notify your Admin of the requested change. Changes resulting in additional costs over $75.00 require approval from the President.

        Whenever possible, employees should travel outside of normal business hours. Travel time is not subject to bonus pay as it is considered a requirement of the job.

TRAVEL ESTIMATE & AUTHORIZATION FORM

  •
  A Travel Estimate & Authorization form with the appropriate written approvals is required for all trips.

  •
  Supervisors are responsible for making sure that all travel expenses which are billable to a client have received prior written authorization from the client.

  •
  Sections 1 through 5 of the Travel Estimate & Authorization form should be completed and approved by the immediate supervisor and President at least 14 days, and preferably 21 days, prior to travel.

  •
  The approved Travel Estimate & Authorization form must be submitted to Baker Travel prior to them issuing a ticket. A copy of the approved form must also be submitted to the Accounting Department.

  •
  A copy of the signed Travel Estimate & Authorization form must be attached to the expense report submitted for the trip.

AIR TRAVEL

  •
  Travel Agency—Baker Travel is to be used for all travel unless otherwise approved by the President or CFO.

  •
  Reservations—Employees must select the most cost-effective method when choosing their airport, flight and carrier. Advance reservation savings should be taken advantage of whenever practical. Reservations will be booked and ticketed for coach fare at the lowest non-penalty rate available at the date of reservation. Employees are not permitted to book full price coach rates in order to upgrade to first or business class travel. A Saturday night stay-over will be permitted if the total cost associated with the Saturday night stay-over is significantly less than the alternative.

  •
  Business and First Class Travel—Business and First Class travel will not be reimbursed.

  •
  Frequent Flyer / Promotional Programs—Employees can retain promotions and/or frequent flyer points from the airlines, hotels, etc. However, employees must not make more expensive travel arrangements in order to earn points or paid promotions.

  •
  Forms of Payment—Air travel will be charged to the Primal Corporate Account. In the rare instance when this is not feasible, payment should be made using a personal credit card and submitted for reimbursement via the expense report.

  •
  Returned Tickets—Unused airline tickets must be returned for credit within two weeks from the date of issuance. All tickets should be returned to your department Admin who will forward the tickets on to Baker Travel for processing.

AUTO TRAVEL (PERSONAL)

  •
  Mileage—Primal will reimburse its employees for business related travel which exceeds mileage from the employees' home to Primal's corporate office in a personal automobile at the rate of $0.31 per mile. This rate is within current IRS guidelines and is designed to cover all automobile related expenses, including but not limited to gasoline, insurance, etc. Employees are to include the number of miles traveled, departure point and destination, purpose, and dates of travel on their expense reports. Mileage from the employee's home to the Primal office will not be reimbursed. The use of a rental car should be considered for any local trip where mileage charges would be excessive (i.e., 250 miles within a 24-hour period).

  •
  Tolls—Tolls will be reimbursed with supporting documentation, except between home and the office.

  •
  Parking Expenses—Parking expenses will be reimbursed at reasonable rates only. Employees are expected to use prudent judgment when selecting a parking area. Employees are encouraged to evaluate the form of transportation used when parking for extended travel. Often, alternative forms of transportation, such as taxi or shuttle, are less expensive than extended parking rates. Receipts must be attached for all parking reimbursements.

  •
  Miscellaneous Expenses—Parking tickets, traffic violations, towing expenses, automobile repairs, and other fines or unusual expenses will not be reimbursed under any circumstances.

AUTO RENTAL/TAXI/SHUTTLE

  •
  Employees are expected to select the most economic method of transportation while traveling.

  •
  Car Rental Agencies—Compact or mid-sized cars only. Primal maintains corporate rates with several of the leading rental agencies. Baker Travel will select the agency most cost-effective for your trip.

  •
  Rental Car Insurance—Domestic travelers should decline insurance (credit cards and the company business insurance provide coverage). International travelers should accept reasonable insurance from the rental agency.

  •
  Gasoline Charges—Employees should follow the specific rental agency's rules for avoiding gas refill charges when returning the rental auto.

  •
  Taxi/Shuttle—All daily fares must be documented with an original receipt for reimbursement. Airport shuttles should be used whenever a cost savings can be realized in comparison to a rental car and there is not an adverse affect on the business purpose of the trip.

  •
  Multiple Employee Situations—If traveling with three (3) or more people, you may reserve a full-sized auto. You must ride-share if you are traveling with other Primal employees.

HOTELS

  •
  Reservations—Hotel reservations must be made through Baker Travel. Employees are encouraged to use prudent judgment when selecting a hotel. Excessive hotel charges are subject to review by the President or CFO and reimbursement may be limited. Employees should select accommodations that are convenient to the client location and secure, yet conservative in cost.

  •
  Hotel Selection—Employees may request a specific hotel for business travel, but a comparable alternative at a lower rate may be booked. Full-service business hotels, such as Sheraton or Holiday Inn, are recommended. Deluxe or luxury hotels will not be approved for company travel. Concierge and executive floors will not be reimbursed.

  •
  Upgrades—Upgrades at check-in, at a rate higher than the one approved at the time the reservations were made, will not be reimbursed.

  •
  Payments—Payment of all hotel and lodging expenses are to be paid by the employee at the time of check-out. An original hotel statement and credit card receipt must be submitted with your expense report for the trip. All hotel guarantees are the responsibility of the employee. Charges for in-room movies and mini-bars will not be reimbursed.

  •
  Laundry—Employees will be reimbursed for reasonable laundry and dry cleaning charges when travel exceeds four consecutive days. Charges are reimbursed only if they are incurred during business travel. Charges submitted for reimbursement should be consistent in dollar amount with the duration of travel.

MEALS

  •
  Domestic Daily Expenses—Under normal circumstances, an individual's total daily expenses should not exceed $40.00. Food and sundry expenses on the days you travel should not exceed $20.00. Employees should select restaurants of moderate cost while traveling. All single meals must be documented with original receipts. If receipts are lost/or not provided, a maximum of $20.00 per day will be reimbursed for non-travel days, and $10.00 per day for travel days.

  •
  International Daily Expenses—Primal will follow the daily per diem rates published by the U.S. State Department for individual destination countries as the guideline for daily expense reimbursement.

  •
  Tips and Gratuities—All tips and gratuities should be reasonable and customary for the travel location. Certain locations and venues include these charges in their prices and you are not expected to provide an additional tip or gratuity. Please verify if in doubt. Tips and gratuities in excess of 20% will not be reimbursed.

ENTERTAINMENT

  •
  Customer entertainment is understood as a necessary cost of doing business. Primal allows for reimbursement of expenses related to business meetings and/or customer entertainment. Employees are expected to use prudent business judgment whenever entertainment is necessary. All expenses must be documented and submitted with all appropriate receipts attached. This includes the company name, name of person(s) entertained, and business purpose of the meeting.

  •
  Reasonable expenses incurred for the purpose of recruiting will be reimbursed with prior authorization of the President.

  •
  Business-related entertainment expenses involving other Primal employees should be kept to a minimum, and where practical, should be authorized in advance by Senior Management.

  •
  Business-related expenses deemed excessive by the President will not be reimbursed.

TELEPHONE EXPENSES

  •
  Employees will be reimbursed for reasonable telephone expenses while traveling. Primal will issue a corporate calling card to its most frequent travelers. Employees with calling cards should use this form of payment for long-distance calling, unless cellular/PCS calling rates are less expensive. Calls charged to the hotel bill should be avoided. Excessive phone charges are subject to review by the President and may not be reimbursed.

  •
  Personal Mobile Phone Expenses—Primal will reimburse authorized employees for business- related mobile phone expenses. This authorization must be given in advance by the President or CFO. All related mobile phone expenses must be documented and included on an expense report. The documentation should include a detailed listing with all business-related calls highlighted and the called party identified. Equipment and basic services will not be reimbursed, unless the employee is required to use a company-provided mobile phone.

  •
  Rail/Air Phone—Rail and Air phone charges are to be avoided whenever possible. Specific approval for these charges must be obtained from the President or CFO.

CARNETS

        U.S. Customs service registration should be obtained for computers, mag tapes and high-tech devices. Company-owned equipment must have commercial registration to avoid having to pay duty taxes upon your return to the U.S. To prevent tax questions when going between countries, obtain a carnet certificate (issued by Chambers of Commerce and stamped by U.S. Customs) which lists all of the equipment with which you are traveling. All equipment must travel together if listed on the carnet. Ask Baker Travel and/or your Admin to assist you with this, if necessary.

MONEY CONVERSION

  •
  Before making a trip outside the U.S., request information from your Admin regarding the exchange rate and how much you can expect to pay for a taxi to the hotel. If possible, use U.S. Dollars to pay for the taxi. Make sure you have enough acceptable currency to pay for the taxi ride.

  •
  If you are exchanging money at the airport and the rate is close to what the client told you, exchange enough money for your entire trip. If the exchange rate is not close to what you were told by the client, then exchange only what you will need for the taxi ride. Go to a bank and exchange the rest of the money you need for the trip. Normally, the hotel exchange rate is higher than that at the airport.

  •
  Try to estimate your expenses so that you use all of the foreign currency before returning to the U.S. You may need local currency to pay the airport tax when you leave the country. Check with the hotel or the airline regarding this matter.

  •
  You must attach to your expense report, documentation showing proof of the exchange rates.

VISAS, PASSPORTS, VACCINATIONS, ETC.

  •
  Baker Travel offers passport and visa assistance. Be sure you have at least six (6) months remaining until your passport expiration date. Many countries will not issue a visa without this time buffer. Have at least 4-5 blank pages per trip in your passport for custom officials' use. Baker Travel has access to the latest tips/warnings for your point of destination, which is available in their automated reservations system. They can also let you know about any vaccinations needed to travel outside the U.S.

MISCELLANEOUS

  •
  Travel Club Memberships—Primal will not pay for any club memberships.

  •
  Travel Status—When traveling for the company, you should keep your supervisor informed on a regular basis regarding the status of your trip. You must be able to be reached at all times. When you arrive at the hotel, please call Primal Solutions and leave the client and hotel phone numbers with the receptionist.

  •
  Non-reimbursable Expenses—Here is a partial list of items which will not be reimbursed to employees: traffic or parking tickets; non-business entertainment (tours, in-flight movies, in-flight drinks, hotel mini-bars, in-room movies, books, magazines, snacks); additional clothing because the trip was extended, or due to cold or wet weather; personal phone calls in excess of one brief, safe-arrival call lasting 10-15 minutes and reasonable follow-up calls, and other similar expenses. Personal sundries will not be reimbursed.

  •
  Travel to the Corporate Office for Out-of-Town Employees or Guests of Primal—Contact Baker Travel with the arrival date, name(s) and number of nights stay required. Baker will make hotel reservations at an appropriate hotel using utilizing corporate rates established for Primal.

EXPENSE REPORTS

  •
  Any employee incurring an expense on behalf of Primal is expected to file an expense report using the official Primal Expense Report form. Reports should be submitted within one (1) week of the end date of travel. For travel that extends beyond thirty days, interim expense reports should be filed every thirty (30) days. All appropriate documentation must be provided for reimbursement. Failure to submit expense reports in a timely, complete, and accurate fashion will delay reimbursement. Excessive delay in submitting expense reports may result in disciplinary action.

  •
  Approvals—All expense reports related to travel or entertainment, require the approval of your immediate supervisor, the CFO, and the President. This is to insure that the submitted expense report is in line with the pre-approved Travel Estimate & Authorization form, as well as company travel policy. All expense reports related to travel must have a copy of the approved Travel Estimate & Authorization form attached for reimbursement.

  •
  Documentation—Generally, all single expenses and cumulative daily meal expenses require a receipt. All entertainment expenses, regardless of the amount, require a receipt. Daily hotel and meal expenses must be listed separately in the appropriate sections of the expense report. NOTE: If receipts have been lost or misplaced, duplicates must be obtained prior to the expense report being submitted. An explanation must be written on the duplicate receipt stating that the original receipt was lost or misplaced.

  •
  Trip Reports—A written trip report must be prepared and attached to your expense report for every visit made to a client site. Your department Admin will forward a copy of your trip report to the Revenue Assurance Manager for distribution to all appropriate parties at the weekly Operations Meeting. A copy will also be placed in the client project control file/binder.

  •
  Re-billable Expenses—All re-billable expenses should be clearly noted on your expense report. Make certain to include the appropriate billing information so that the expenses get correctly billed to the client. This includes written client pre-approvals and other documentation required under company policy for project costs control.

  •
  Schedule for Processing Reports and Payment—Approved expense reports submitted to Accounts Payable generally require one (1) business week for payment processing and Finance approval. All reports, complete with supporting documentation attached, must be approved prior to being submitted to Accounts Payable for payment scheduling. NOTE: A delay in the payment may result when an employee submits multiple expense reports at one time.

  •
  The current, approved Expense Report form is part of this Travel Policy—(see Attachment B).

TRAVEL ADVANCES

  •
  Advances—Travel advances are designed to assist non-frequent travelers in defraying some of their travel costs. Reasonable advances will be processed only with the President's prior written approval. Employees receiving travel advances are expected to submit all expense reports and documentation with one (1) week of the end of travel associated with the advance. Any advance, which has not been accounted for on an expense report within 30 days, will be deducted from the employee's paycheck. No further advances will be approved until all previous advances are settled.

CORPORATE CREDIT CARDS

  •
  Generally, employees should use personal credit cards for payment of company travel, except for airfare. Employees who travel regularly on business may be approved for a company-issued, corporate credit card. The employee's immediate supervisor will be required to make a business case to the President for issuance of a corporate credit card. Applications and associated rules and regulations concerning corporate cards can be obtained from the Accounting Manager.

  •
  The President and CFO will review monthly the business necessity for continuation of individual corporate cards. Employees deemed as no longer needing a corporate card will be notified in writing by the CFO and required to submit the card to the CFO for destruction along with written proof that all outstanding card balances have been paid in full by the employee.

  •
  Corporate cards are dictated by the written rules and regulations of the issuing credit card company and those put in effect from time to time by Primal. Corporate cards are at all times to be used ONLY for approved business purposes. Use of a company-issued credit card for anything other than approved Primal business is strictly prohibited.

  •
  Use of a company-issued credit card mandates adhering to the corporate card provider's payment schedule.

  •
  Reimbursements made by Primal to the employee for credit card use must be paid directly to the credit card company in a timely and complete manner. Violation of this policy may, in the sole discretion of Primal, result in disciplinary action and/or a deduction from the employee's paycheck for amounts due to the credit card company from the employee.

END OF POLICY

EXHIBIT G

WORK ORDER ADDENDUM

[Intentionally left blank]

EXHIBIT H

ESCROW AGREEMENT

ESCROW AGREEMENT

        This Escrow Agreement (this "Agreement") dated as of December 30, 2002 (the "Effective Date") is entered into by and among DSI Technology Escrow Services, Inc. ("DSI"), Wireless Billing Systems d/b/a Primal Billing Solutions ("Depositor") and Metrocall, Inc. ("Beneficiary"), who are collectively referred to herein as the "Parties".

        A.    Depositor and Beneficiary have entered into Master Software License Agreement, dated July 20, 1992, and a Consolidation Agreement of even date herewith (collectively the "License and Consolidation Agreements") regarding certain proprietary technology and services of Depositor.

        B.    Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

        C.    The availability of such proprietary technology of Depositor is critical to Beneficiary in the conduct of its business and, therefore, Beneficiary requires access to such proprietary technology under certain limited circumstances.

        D.    Accordingly, Depositor and Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of certain of Depositor's proprietary technology.

        E.    The parties desire this Agreement to be supplementary to the License and Consolidation Agreements pursuant to 11 United States Bankruptcy Code, Section 365(n).

ARTICLE 1—DEPOSITS

        1.1    Obligation to Make Deposit.    Pursuant to the terms of the License and Consolidation Agreements, within 30 days from the Effective Date of this Agreement, Depositor shall deliver to DSI the proprietary technology and other materials (the "Deposit Materials") identified on Exhibit A hereto, which shall be prepared and signed by Depositor and Beneficiary. If Depositor fails to deposit the Deposit Materials within the time frame set forth in this Article 1, Beneficiary shall have the right to terminate this Agreement and the License and Consolidation Agreements immediately upon written notice to Depositor and DSI, in addition to and not in lieu of any other remedies against Depositor that Beneficiary may have at law or in equity. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

        1.2    Identification of Tangible Media.    Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, type of media and quantity. Exhibit B shall be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the account as required in Section 2.2 below.

        1.3    Deposit Inspection.    When DSI receives the Deposit Materials and Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on Exhibit B. Beneficiary and Depositor may elect to have a representative present and review the deposit materials at the deposit inspection, provided that no representative of Beneficiary shall be entitled to remove any deposit materials or confidential information of Depositor at such inspection. In addition to the deposit inspection, Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

        1.4    Acceptance of Deposit.    At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign Exhibit B and mail copies thereof to Depositor and Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit B, DSI will (a) note the discrepancies in writing on Exhibit B, (b) date and sign Exhibit B with the exceptions noted and (c) mail copies of Exhibit B to Depositor and Beneficiary. DSI's acceptance of the deposit occurs upon the signing of Exhibit B by DSI. Delivery of the signed Exhibit B to Beneficiary is Beneficiary's notice that the Deposit Materials have been received and accepted by DSI.

        1.5    Depositor's Representations.    Depositor expressly warrants and represents for the benefit of DSI and Beneficiary as follows:

          a.    Depositor owns and lawfully possesses the Deposit Materials;

          b.    Depositor has the right and authority to grant to DSI and Beneficiary the rights provided in this Agreement;

          c.    The Deposit Materials are not subject to any lien or other encumbrance, except for escrow arrangements similar to the arrangements set forth in this Agreement; however, as of the Effective Date of this Agreement, the Deposit Materials are not subject to any lien or encumbrance that would prohibit, limit, or alter the rights or obligations of DSI and the Beneficiary herein.

          d.    The Deposit Materials consist of the proprietary technology and other materials identified in Exhibit A;

          e.    The Deposit Materials include the Source Code and Documentation for the proprietary technology and materials licensed to Beneficiary pursuant to the License and Consolidation Agreements, and shall include a complete copy of the annotated source code for the Programs, in machine-readable form on machine-readable storage medium suitable for long-term storage and compatible with the computer system then in use by MCLL and which, when compiled, will produce the object code version of the Programs, including without limitation all encryption code and source code, and all system documentation and flowcharts, algorithm and subroutine descriptions, memory and overlay maps, name and/or label conventions, program narrators and source code listings and other documentation reasonably necessary for a competent programmer to maintain the licensed proprietary technology and materials in accordance with the License and Consolidation Agreements; and

          f.      The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

        1.6    Verification.    Beneficiary shall have the right, at Beneficiary's expense, to cause a verification of any Deposit Materials. Beneficiary shall notify Depositor and DSI of Beneficiary's request for verification. Depositor shall have the right to be present at the verification. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. The costs of verification shall be borne by PBS to the extent the verification reveals a material failure of PBS to comply with this Article 1.

        1.7    Deposit Updates.    Depositor shall update the Deposit Materials each three                        months starting from the Effective Date. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and Depositor shall sign the new Exhibit B. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

        1.8    Removal of Deposit Materials.    The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Beneficiary, except as otherwise provided in this Agreement.

ARTICLE 2—CONFIDENTIALITY AND RECORD KEEPING

        2.1    Confidentiality.    DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available or use the Deposit Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the Depositor and Beneficiary, unless prohibited by law. It shall be the responsibility of Depositor and/or Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any order from a court or other judicial tribunal.

        2.2    Status Reports.    DSI will issue to Depositor and Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

        2.3    Audit Rights.    During the term of this Agreement, Depositor and Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

ARTICLE 3—GRANT OF PROPERTY RIGHTS TO DSI

        3.1    Transfer of Title to Media.    Subject to the terms of this Agreement, Depositor hereby transfers to DSI the title to the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

        3.2    Right to Make Copies.    DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials, including, but not limited to, the hardware and/or software needed, and such instructions shall be deemed to be included in the Deposit Materials. Any copying expenses incurred by DSI as a result of a request to copy will be borne by the party requesting the copies. Alternatively, DSI may notify Depositor requiring its reasonable cooperation in promptly copying the Deposit Materials in order for DSI to perform this Agreement; provided, however, that all costs associated with such copying will be borne by the party requesting the copies.

        3.3    Right to Transfer Upon Release.    Depositor hereby grants to DSI the right to transfer the Deposit Materials to Beneficiary upon any release of the Deposit Materials for use by Beneficiary in accordance with the provisions of Article 4. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the Deposit Materials.

ARTICLE 4—RELEASE OF DEPOSIT

        4.1    Release Conditions.    As used in this Article, "Release Condition" shall mean the following:

          a.    Depositor defaults in the performance of any material maintenance and support obligation arising from the maintenance provisions contained in Section 6 of the License

  Agreement, or Sections 5.3 and 7.1 of the Consolidation Agreement then in effect between the parties, and fails to cure its breach within the time period(s) allotted therein (as applicable); and

          b.    Depositor becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or assignment for the benefit of creditors, or ceases to conduct business in normal course (or ceases to conduct that portion of its business related to the development, licensing, or maintenance of the Programs); or

          c.    Depositor becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; provided, however, that Depositor shall have thirty (30) calendar days to cure this Release Condition from the date of occurrence.

        4.2    Filing For Release.    If Beneficiary believes in good faith that a Release Condition has occurred, Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Within five (5) business days of such notice, DSI shall provide a copy of the notice to Depositor by commercial express mail.

        4.3    Contrary Instructions.    From the date DSI express mails the notice requesting release of the Deposit Materials to Depositor, Depositor shall have ten (10) business days to deliver to DSI a written representation that a Release Condition has not occurred or has been cured or will be cured during an applicable cure period ("Contrary Instructions"). Upon receipt of any Contrary Instructions, DSI shall send a copy thereof to Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Beneficiary if there is a dispute to be resolved pursuant to Section 7.3 of this Agreement. DSI will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Beneficiary; or (b) dispute resolution pursuant to Section 7.3.

        4.4    Release of Deposit Materials.    If DSI (a) receives notice from Depositor regarding a Section 4.1(b) Release Condition; (b) does not receive Contrary Instructions from the Depositor pursuant to Section 4.3 above; or (c) is provided by Dispute Resolution pursuant to Section 7.3 herein, DSI shall release the Deposit Materials to Beneficiary and all items in the escrow account. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expense in excess of $300 will be chargeable to Beneficiary. This Agreement will terminate upon the release of the Deposit Materials held by DSI.

        4.5    Right to Use Following Release.    Unless otherwise provided in the License and Consolidation Agreements, upon release of the Deposit Materials in accordance with this Article 4, Beneficiary and its designees shall have the right to use the Deposit Materials for the sole purpose of continuing the benefits afforded to Beneficiary by the License and Consolidation Agreements. Beneficiary and such designees shall be obligated to maintain the confidentiality of the released Deposit Materials.

ARTICLE 5—TERM AND TERMINATION

        5.1    Term of Agreement.    The term of this Agreement shall be coterminous with the term of the License and Consolidation Agreements, subject to earlier termination in the event that (a) Depositor and Beneficiary jointly instruct DSI in writing that this Agreement is terminated; or (b) DSI instructs Depositor and Beneficiary in writing that this Agreement is terminated for nonpayment in accordance with Section 5.2 or by resignation in accordance with Section 5.3; or (c) the License and Consolidation Agreements are terminated pursuant to their terms, at which time Depositor and Beneficiary shall send joint instruction of the termination of the License and Consolidation Agreements, and joint written instruction to DSI to terminate this Agreement.

        5.2    Termination for Nonpayment.    In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one (1) month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

        5.3    Termination by Resignation.    DSI reserves the right to terminate this Agreement, for any reason, by providing Depositor and Beneficiary with 60 days' prior written notice of its intent to terminate this Agreement. Within the first 45 days of such 60-day period, the Depositor and Beneficiary may provide DSI with joint written instructions authorizing DSI to forward the Deposit Materials to another escrow company and/or agent or other designated recipient. If, within such 45-day period, Depositor and Beneficiary have not jointly designated a successor escrow agent, Beneficiary shall have a 15-day period in which it may designate a successor escrow agent by delivery of written notice to DSI, with a copy to Depositor. If DSI does not receive any such joint written instructions within 45 days of the date of DSI's written termination notice, or a designation of a successor escrow agent from Beneficiary and Depositor's written consent after the expiration of the first 45 days but prior to 60 days of the date of DSI's written termination notice, then DSI shall destroy, return or otherwise deliver the Deposit Materials in accordance with Section 5.4.

        5.4    Disposition of Deposit Materials Upon Termination.    Subject to the foregoing termination provisions and the Release Conditions, and upon termination of this Agreement, DSI shall destroy, return or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to destroy or return the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI or have been released to the Beneficiary in accordance with Section 4.4.

        5.5    Survival of Terms Following Termination.    Upon termination of this Agreement, the following provisions of this Agreement shall survive: (a) Section 1.5, (b) all obligations of confidentiality with respect to the Deposit Materials, (c) the rights granted in Sections 3.3, 4.4 and 4.5 if a release of the Deposit Materials has occurred prior to termination, (d) the obligation to pay DSI any fees and expenses due, (e) the provisions of Articles 7 and 8 and (f) any provisions in this Agreement which specifically state that they survive the termination of this Agreement.

ARTICLE 6—DSI'S FEES

        6.1    Fee Schedule.    Beneficiary shall be solely responsible for DSI's standard fees and expenses applicable to the services provided. DSI shall notify Beneficiary of DSI's fees at least 60 days prior to any increase in fees. DSI agrees not to increase its fees more than ten percent (10%) cumulatively. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

        6.2    Payment Terms.    DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials, whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2.

ARTICLE 7—LIABILITY AND DISPUTES

        7.1    Right to Rely on Instructions.    DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

        7.2    Indemnification.    Depositor and Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities ("Liabilities") incurred by DSI relating in any way to this escrow arrangement, unless such Liabilities were caused by the adjudged negligence or willful misconduct of DSI.

        7.3    Dispute Resolution.    Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. The Depositor and Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator. However, if DSI is a party to the arbitration, DSI shall select the third arbitrator. The parties agree that they shall require the arbitrator(s) to follow applicable substantive law in the resolution of any dispute hereunder; provided, however, that there shall be no right of appeal from the final decision or award of the arbitrator(s). Unless otherwise agreed by Depositor and Beneficiary, arbitration will take place in San Diego, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

        7.4    Controlling Law.    This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

        7.5    Notice of Requested Order.    If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

          a.    Give DSI at least five (5) business days' prior notice of the hearing;

          b.    Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

          c.    Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 8—GENERAL PROVISIONS

        8.1    Entire Agreement.    This Agreement, which includes Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the License and Consolidation Agreements between Depositor and Beneficiary and, except as expressly acknowledged herein, has no knowledge of any of the terms or provisions of any such License or Consolidation Agreement. DSI's only obligations to Depositor or Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Beneficiary, and Exhibit C need not be signed.

        8.2    Notices.    All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section 8.2 in the event of a change of address. Notices shall be deemed validly given (a) upon delivery, if personally delivered with services fees prepaid, (b) upon delivery, if delivered, with fees prepaid, by reputable overnight courier that provides proof of delivery, or (c) three (3) business days following deposit in the United States mail, first class, postage prepaid, certified or registered, and return receipt requested. Any correctly addressed notice or last known address of the other parties that is relied on herein that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified as provided herein shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities by mail, through messenger or commercial express delivery services. English shall be the official language of this Agreement and all communications and notices must be in the English language. The parties shall have the right to rely on the last known address of the other parties.

        8.3    Severability.    In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

        8.4    Successors.    This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

        8.5    Regulations.    Depositor and Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

        8.6    Rights Pursuant to the United States Bankruptcy Code.    Depositor and Preferred Beneficiary acknowledge that this Agreement is an "agreement supplementary to" the License Agreement and Consolidation Agreement as provided in Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). Depositor acknowledges that if Depositor as a debtor in possession or a trustee in bankruptcy in a case under the Bankruptcy Code rejects the License Agreement, Consolidation Agreement, or this Escrow Agreement, Preferred Beneficiary may elect to retain its rights under the License Agreement, Consolidation Agreement, and this Agreement as provided in Section 365(n) of the Bankruptcy Code. Except as expressly permitted under applicable laws, Depositor or such Bankruptcy Trustee shall not interfere with the rights of Preferred Beneficiary as provided in the License Agreement and Consolidation Agreement, this Escrow Agreement, and Section 365 of the Code, including the right of Preferred Beneficiary to obtain the Deposit from DSI. Nothing contained in this Section is intended to nor shall be interpreted to constitute a waiver of any right(s) that Depositor or a Bankruptcy Trustee may have under the Code, as Depositor expressly reserves its right to exercise any and all options available to it under the Bankruptcy Code.

        IN WITNESS WHEREOF, the parties have executed and delivered this ESCROW AGREEMENT as of the Effective Date.

WIRELESS BILLING SYSTEMS d/b/a PRIMAL BILLING SOLUTIONS, INC.

By:	/s/ William Salway
Name:	William Salway
Title:	President and CEO

METROCALL, INC.

By:	/s/ Robert Pawa
Name:	Robert Pawa
Title:	Sr. Vice President Info. Systems

DDSI TECHNOLOGY ESCROW SERVICES, INC.

By:
Name:
Title:

EXHIBIT A

MATERIALS TO BE DEPOSITED

Account Number

        Depositor represents to Beneficiary that Deposit Materials delivered to DSI shall consist of the following:

        1.    Communications Resource Manager (CRM core product)—releases 6.xx (6.50) [Shasta & MAB versions]

        2.    Multi-threaded API kit

        3.    Connect CCB (gui)

        4.    Connect RTR (rater)

        5.    Connect EBPP (electronic bill presentment & payment)

Depositor		Beneficiary
By:	Primal Solutions, Inc.	By:	Metrocall
Name:		Name:	Robert Pawa
Title:		Title:	Sr. Vice President, Information Systems
Date:		Date:

EXHIBIT B

DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name	Primal Solutions, Inc.
Account Number
Product Name	Version
(Product Name will appear as Exhibit B Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:

Quantity	Media Type & Size	Label Description of Each Separate Item
Disk 3.5" or
DAT tape mm
X	CD-ROM
Data cartridge tape
TK 70 or tape Magnetic tape
Documentation
Other

PRODUCT DESCRIPTION:

Environment	Microsoft Windows applications

DEPOSIT MATERIAL INFORMATION:

Is the media or are any of the files encrypted? Yes / No If yes, please include any passwords and the decryption tools.

Encryption tool name	None	Version
Hardware required	PC running Microsoft Windows
Software required
Other required information

I certify for Depositor that the above described DSI has inspected and accepted the above Deposit Materials have been transmitted to DSI: materials (any exceptions are noted above):

Signature	Signature
Print Name	Print Name
Date	Date Accepted
Exhibit B#

EXHIBIT C

DESIGNATED CONTACT

Account Number

Notices, deposit material returns and communications to Depositor should be addressed:		Notices and communications to Beneficiary should be addressed to:
Company Name:	Primal Solutions, Inc.	Company Name:	Metrocall
Address:	18881 Von Karman Ave., #500 Irvine, CA 92612	Address:	6910 Richmond Highway Alexandria, VA 22306
Designated Contact:	Mike McFarland	Designated Contact:	Robert Pawa
Telephone:	(949) 260-1500	Telephone:	(703) 660-6677
Facsimile:	(949) 260-1515	Facsimile:	(703) 721-3150
E-mail:	mike.mcfarland@primal.com	E-mail:	pawa@metrocall.com
Verification Contact:
Telephone/E-mail:
Fees for this agreement will be paid by (Check box): Depositor and/or Beneficiary
Invoices to Depositor should be addressed to:		Invoices to Beneficiary should be addressed to:
Company Name:	Primal Solutions, Inc.	Company Name:	Metrocall
Address:	18881 Von Karman Ave., #500 Irvine, CA 92612	Address:	6910 Richmond Highway Alexandria, VA 22306
Billing Contact:	Susan Wright	Billing Contact:	Robert Pawa
Telephone:	(949) 260-1500	Telephone:	(703) 660-6677
Facsimile:	(949) 260-1515	Facsimile:	(703) 721-3150
E-mail:	susan.wright@primal.com	E-mail:	pawa@metrocall.com
P.O.#		P.O.#:
Requests from Depositor or Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Beneficiary.
DSI has two Operations Centers to service you.		All invoice fee remittances to DSI should be addressed to:
Agreements, Deposit Materials and notices to DSI should be addressed to (select location):
Attn: Client Services 9265 Sky Park Court, Suite 202 San Diego, CA 92123 Telephone: (858) 499-1600 Facsimile: (858) 694-1919 E-mail: clientservices@dsiescrow.com		DSI Technology Escrow Services, Inc. PO Box 45156 San Francisco, CA 94145-0156
or Attn: Client Services 2100 Norcross Parkway, Suite 150 Norcross, GA 30071 Telephone: 770-239-9200 Facsimile: 770-239-9201 E-mail: clientservices@dsiescrow.com		Date: _____________________________________________

QuickLinks

Consolidation Agreement